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                                                                     EXHIBIT 2.3

                SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
                 Manhattan Towers, Manhattan Beach, California

         This Second Amendment to Purchase and Sale Agreement ("Amendment") is entered into this 21st day of September, 2000, by and among AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust ("Seller") and DIVCO WEST PROPERTIES, LLC, a Delaware limited liability company ("Purchaser").

                                  WITNESSETH:

         WHEREAS, Seller and Purchaser have entered into that certain Agreement of Purchase and Sale dated effective August 22, 2000 (as amended by that certain Amendment to Purchase and Sale Agreement dated August 29, 2000, the "Agreement"), pursuant to which Seller has agreed to sell and Purchaser has agreed to purchase a certain tract of real property and related improvements commonly known as the "Manhattan Towers" located in Manhattan Beach, California; as more particularly described therein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1. The definition of the "Inspection Period" contained in Section 1.1.13 of the Agreement is hereby amended to expire at 2:00 p.m., Dallas, Texas time, on the September 25, 2000.

2. The definition of the "Closing Date" contained in Section 1.1.14 of the Agreement is hereby amended to be October 9, 2000.

3. The Agreement as hereby amended, is hereby ratified and confirmed and remains in full force and effect.

EXECUTED as of the day and year first above written.

                                        "SELLER"

                                        AMERICAN INDUSTRIAL PROPERTIES REIT,
                                        a Texas real estate investment trust


                                        By: /s/ BOB G. BAKER
                                           ---------------------------------
                                        Name:   Bob G. Baker
                                             -------------------------------
                                        Title:  VP Investments
                                              ------------------------------


                                        "PURCHASER"
                                        DIVCO WEST PROPERTIES, LLC.,
                                        a Delaware limited liability company,

                                        By: /s/ MICHAEL J. GEORGE
                                           ---------------------------------
                                        Name:   Michael J. George
                                             -------------------------------
                                        Title:  Authorized Agent
                                              ------------------------------